REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Chiurazzi Internazionale S.r.l.
Wilsonville, Oregon

We have audited the accompanying balance sheets of Chiurazzi Internazionale S.r.l. as of December 31, 2012 and 2011, and the related statements of operations and comprehensive loss, shareholder’s equity, and cash flows for each of the years then ended.  Chiurazzi Internazionale S.r.l.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chiurazzi Internazionale S.r.l. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Chiurazzi Internazionale S.r.l. will continue as a going concern.  As discussed in Note 3 to the financial statements, Chiurazzi Internazionale S.r.l. has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
September 13, 2013

CHIURAZZI INTERNAZIONALE S.R.L.
BALANCE SHEETS

	December 31, 2012	December 31, 2011
Assets

Current Assets
Cash and Cash Equivalents	$ 43,417	$ 64,030
Accounts Receivable, net of Allowance for Doubtful Accounts	661	647
Inventories	725,574	395,535
Other Current Assets	10,505	104,948
Total Current Assets	780,157	565,160

Long-Term Assets
Property, Plant and Equipment, net of Accumulated Depreciation	1,469,796	1,525,557
Intangible Asset, net of Accumulated Amortization	8,105	8,440
Other Non-Current Assets	11,271	8,421
Total Long-Term Assets	1,489,172	1,542,418
Total Assets	$ 2,269,329	$ 2,107,578

Total Liabilities and Shareholder's Equity

Liabilities
Current Liabilities
Short-Term Borrowings - Related Parties	$ 317,472	$ 236,203
Accounts Payable and Accrued Liabilities	185,117	92,114
Accounts Payable and Accrued Liabilities - Related Parties	-	361,166
Deferred Revenue	-	7,586
Tax Payable	75,180	-
Total Current Liabilities	577,769	697,069

Long-Term Liabilities
Other Liabilities	37,081	14,717
Total Long-Term Liabilities	37,081	14,717
Total Liabilities	614,850	711,786

Commitments and Contingencies

Shareholder's Equity
Contributed Capital	2,916,252	2,190,224
Accumulated Deficit	(1,231,894)	(753,568)
Accumulated Other Comprehensive Loss	(29,879)	(40,864)
Total Shareholder's Equity	1,654,479	1,395,792
Total Liabilities and Shareholder's Equity	$ 2,269,329	$ 2,107,578

See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	2012	2011

Revenue	$ 155,622	$ 19,702

Operating Costs:
Cost of Goods Sold	180,918	36,491
General and Administrative Expenses	371,903	573,955
Total Operating Costs	552,821	610,446

Net Operating Loss	(397,199)	(590,744)

Other Income (Expense):
Other Income	-	5
Interest Expense	(8,331)	(53,400)
Total Other Income (Expense)	(8,331)	(53,395)

Net Loss Before Income Taxes	(405,530)	(644,139)
Provision for Income Taxes	72,796	-
Net Loss	(478,326)	(644,139)

Other Comprehensive Income (Loss):
Foreign currency translation adjustment	10,985	(43,609)
Total Comprehensive Loss	$ (467,341)	$ (687,748)

	See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.
STATEMENTS OF SHAREHOLDERS' EQUITY

			Accumulated
			Other
	Contributed	Accumulated	Comprehensive
	Capital	Deficit	Income (Loss)	Total

Balance at December 31, 2010	$ 397,560	$ (109,429)	$ 2,745	$ 290,876

Related party debt forgiveness	1,792,664	-	-	1,792,664

Foreign currency translation	-	-	(43,609)	(43,609)

Net loss	-	(644,139)	-	(644,139)

Balance at December 31, 2011	$ 2,190,224	$ (753,568)	$ (40,864)	$ 1,395,792

Related party debt forgiveness	726,028	-	-	726,028

Foreign currency translation	-	-	10,985	10,985

Net loss	-	(478,326)	-	(478,326)

Balance at December 31, 2012	$ 2,916,252	$(1,231,894)	$ (29,879)	$ 1,654,479

See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.
STATEMENTS OF CASH FLOWS

	2012	2011

Operating Activities
Net Loss	$ (478,326)	$ (644,139)
Adjustments to reconcile net loss to net cash from operating activities:
Bad Debt Expense	104,976	-
Depreciation and Amortization	86,982	82,892
Changes In Operating Assets and Liabilities:
Accounts Receivable	(104,976)	(652)
Inventories	(311,707)	(398,024)
Other Assets	90,944	(82,043)
Accounts Payable and Accrued Liabilities	96,555	56,404
Deferred Revenue	(7,496)	7,633
Tax Payable	72,796	-
Other Liabilities	21,363	14,809
Net Cash Used in Operating Activities	(428,889)	(963,120)

Investing Activities
Capital Expenditures for Property, Plant, and Equipment	(2,152)	(51,026)
Net Cash Used in Investing Activities	(2,152)	(51,026)

Financing Activities
Proceeds from Borrowings on Debt - Related Parties	409,809	639,989
Advances from Related Parties	-	362,417
Principal Payment on Debt- Related Parties	-	(2,606)
Net Cash Provided by Financing Activities	409,809	999,800

Net Effect of Exchange Rate Changes	619	(1,740)

Net decrease in cash and cash equivalents	(20,613)	(16,086)
Cash at the beginning of the year	64,030	80,116
Cash and cash equivalents at the end of the year	$ 43,417	$ 64,030

Supplemental cash flow data
Cash paid during the period for:
Interest	$ -	$ -

Income Taxes	$ -	$ -

Non-Cash Financing and Investing Activities:
Related Party Debt Forgiveness	$ 726,028	$ 1,792,664

	See Accompanying Notes to Financial Statements.

CHIURAZZI INTERNAZIONALE S.R.L.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Business

Chiurazzi Internazionale S.r.l. (the “Company”, “Chiurazzi Srl”) is an Italian company, whose principal business purpose is to produce, market and sale works of art. The Company was a wholly-owned subsidiary of CI Holdings, Inc.

Reverse Acquisition

On May 7, 2013, Experience Art and Design, Inc. (“EXAD”) completed the acquisition of the all of the assets of Chiurazzi Internazionale S.r.l. (pursuant to the terms of the purchase agreement with CI Holdings, Inc.  EXAD acquired Chiurazzi Srl, with Chiurazzi Srl continuing as the accounting acquirer and becoming a wholly-owned subsidiary of EXAD.  In connection with the acquisition, 9,700,000 EXAD’s common shares were issued to acquire 100% of the assets, liabilities, and equity of Chiurazzi Srl.  EXAD also assumed a secured note payable to Chiurazzi International, LLC for $2,540,000 in conjunction with the acquisition.  At the closing of the purchase transaction, EXAD cancelled 23,000,000 shares of restricted common stock held by Arthur John Carter, EXAD’s President prior to the purchase transaction.

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management's Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses.  Actual results could differ from these estimates.

Cash and Equivalents

The Company’s cash and cash equivalents consist of cash, as well as interest and non-interest bearing balances due from banks both foreign and domestic with an original maturity of three months or less.  Amounts in depository accounts fluctuate on a daily basis due to activity and liquidity needs.  It is the Company’s policy not to deposit large sums of cash within foreign operational deposit accounts due to financial instability in the region and they fund operations on a as need basis.  The Company maintains cash in bank deposit accounts domestically, which at times may exceed the federally insured limits throughout the course of operations.

Accounts Receivable

Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

The Company attempts to limit its exposure to losses on accounts receivable by monitoring the size and economic strength of its receivables, and whenever appropriate reflect a reserve for accounts that have been deemed potentially uncollectable.  Monitoring occurs on a regular basis and exposure is limited by the vetting process for customers.

Allowance for Doubtful Accounts

The Company extends credit to customers and other parties in the normal course of business.  The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts.  In evaluating the level of established reserves, the Company makes judgments regarding its customers' ability to make required payments, economic events and other factors.  As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required.  When the Company determines that a customer may not be able to make required payments, the Company increases the allowance through a charge to income in the period in which that determination is made.  At December 31, 2012 and 2011, the allowance for doubtful accounts was $108,413 and $0, respectively.

Inventories

Inventories are valued at the cost of acquisition, cost of production, and (or) deemed market value and are subsequently subject to lower of cost or market accounting on a nonrecurring basis.  The cost of acquisition includes any costs directly attributable to the acquired inventory.  Costs of physical production includes an allocation of raw materials, labor, and overhead allocated based on the estimated hours required to produce finished goods available for sale.  Periodically management reviews the existing finished inventory and determines if any impairment (write down) is required.  The fair value of finished inventory held-for-sale is generally based on estimated market prices from an independently prepared appraisal, an independent art broker opinion, or management’s judgment as to the selling price of similar works of art.  For these finished works of art, the Company obtains fair value measurements from both internal experts regularly available and well versed in such works of art and independent experts as the need arises.

Property, Plant and Equipment

The Company accounts for property, plant and equipment at historical cost less accumulated depreciation.  Historical cost includes all expenditures that are directly attributable to the acquisition of fixed assets.  Subsequent costs are included in the asset's carrying amount and are recognized as a separate asset, as appropriate, only when there is the probability of future economic benefits.  All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.  Depreciation is calculated using the straight-line method to allocate their costs to their residual values over their estimated useful lives, as follows:

Plant and machinery                                                       10 to 20 years

Furniture and fixtures                                                     10 to 16.7 years

Specific equipment and collection of moulds                     20 years

The assets' residual values and useful lives are reviewed, and adjusted as appropriate at least once a year.  An asset's carrying amount is written down immediately to its recoverable amount if the asset's carrying amount is greater than its estimated recoverable amount.  Gains and losses on disposals are determined by comparing proceeds with carrying amount.

Intangible Asset

Intangible assets consist of trademarks.  Amortization of the intangible assets is calculated on a straight-line basis over the estimated useful lives of 18 years.

Revenue Recognition

Revenue is recognized when the earning process is completed, the risks and rewards of ownership have transferred to the customer, which is generally the same day as delivery or shipment of the product, the price to the buyer is fixed or determinable, and collection is reasonably assured.  Taxes assessed by a governmental authority that are incurred as a result of a revenue transaction are not included in revenues.  The Company has no significant sales returns or allowances.

Income Taxes

The Company is a taxable entity in Italy and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse.  The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change.  A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.  Interest and penalties associated with income taxes are included in selling, general and administrative expense.

A tax benefit from an uncertain position may be recognized if it is "more likely than not" that the position is sustainable, based upon its technical merits.  The tax benefit of a qualifying position is the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information.  As of December 31, 2012, the Company had not recorded any tax benefits from uncertain tax positions.

Foreign Currency Translation

The functional currency of the Company is its local currency, the euro.  The translation from the applicable foreign currency to US dollars is performed for the balance sheet accounts using the exchange rates in the effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate for the period.  The resulting translation adjustments are recorded as a component of Accumulated Other Comprehensive Income (Loss).  As of December 31, 2012 and 2011, the accumulated foreign currency translation loss was $29,879 and $40,864, respectively.

Subsequent Events

The Company has evaluated all transactions from December 31, 2012 through the financial statement issuance date for subsequent event disclosure consideration.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

Note 3 - Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. For the year ended December 31, 2012, the Company had a net loss of $478,326 and had an accumulated deficit of $1,231,894 as of December 31, 2012.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2013.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 - Inventories

Inventories consisted of the following:

	December 31, 2012	December 31, 2011
Raw materials and consumables	$3,827	$1,586
Semi-finished goods	70,576	39,948
Finished products	651,171	354,001
Total	$725,574	$395,535

Note 5 - Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	December 31, 2012	December 31, 2011
Plant and machinery	$77,465	$73,728
Furniture and fixtures	5,845	5,727
Specific equipment and collection of moulds	1,559,370	1,527,982
Property, plant and equipment, at cost	1,642,680	1,607,437
Accumulated depreciation	(172,884)	(81,880)
Total, net	$1,469,796	$1,525,557

The depreciation expense for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Inventories or cost of goods sold	$85,791	$82,040
General and Administrative Expenses	698	354
Total	$86,489	$82,394

Note 6 – Intangible Asset

Intangible asset consisted of the following:

	December 31, 2012	December 31, 2011
Trademarks	$9,118	$8,935
Accumulated amortization	(1,013)	(495)
Total, net	$8,105	$8,440

The amortization expense is $493 and $498 for the years ended December 31, 2012 and 2011, respectively.

Note 7 – Employee Termination Indemnities

Upon dismissal for any reason, employees in Italy are entitled to the “Trattamento di Fine Rapporto” (“TFR”). TFR is deferred compensation that accrues year by year in favor of an employee and is paid upon termination, but is not connected or subject to the circumstances regarding termination. TFR must be contributed by employers to complementary funds (with the exception of employees who have opted out of such allocation) or to a governmental fund established specifically in order to manage TFR accruals. Annual TFR accruals are calculated on the basis of an employee’s salary. Accrued TFR was $37,081 and $14,717 as of December 31, 2012 and 2011, respectively.

Note 8 - Related-Party Transactions

The Company has a credit arrangement with Chiurazzi International LLC, former parent of the Company, which has been used to fund their ongoing operations prior to the sale of the Company to CI Holdings, Inc. by Chiurazzi International LLC.  The fund borrowed accrued interest at 5% per annum and was originally due on January 31, 2016.  On August 31, 2011, Chiurazzi International LLC waived its right to $1,792,664 of principal and interest advanced to the Company. At December 31, 2011, the total amount outstanding and payable to Chiurazzi International LLC under this credit arrangement was $236,203, which included interest payable of $1,636.

On June 30, 2012, Chiurazzi International LLC waived its right to $726,028 of principal, interest and other advances. In December, 2012, CI Holdings, Inc. acquired Chiurazzi International LLC’s interest in the Company and became the new creditor. As of December 31, 2012, payable to CI Holdings, Inc. was $317,472. The payable is on demand and does not accrue interest.

During the years ended December 31, 2012 and 2011, the Company purchased $0 and $217,389 of inventories from Chiurazzi International LLC, respectively.

During the years ended December 31, 2012 and 2011, Chiurazzi International LLC charged the Company management fee of $0 and $67,329, respectively.

Note 9 - Income Taxes

The Company is governed by Italian tax law and is generally subject to tax at a statutory rate of 27.5% on income reported in the statutory financial statements after appropriate tax adjustments. Under Italian tax law, companies that can be considered ‘dormant’ will have to pay 38% corporate income tax (IRES) tax rate applied to a notional income amount. The minimum tax for dormant company is calculated based on certain percentage of its assets. Companies are considered as “dormant” when their ordinary revenues and inventories increasing included in the statement of operations are lower than the ones deriving from certain percentages of its assets. An entity is also considered to be dormant in a fiscal year if it has had tax losses in the three previous years. The Company has losses since its inception in 2010 and has accrued a minimum tax of $72,796 for the year ended December 31, 2012.

The components of the income tax provision (benefit) for each of the periods presented below are as follows:

	2012	2011
Current	$ 72,796	$ –
Deferred	–	–
Total	$ 72,796	$ –

The effective income tax expense differed from the computed “expected” income tax expense on earnings before income taxes for the following reasons:

	2012	2011
Computed Italian income tax provision	$ -	$ –
Minimum taxes under dormant company rule	72,796	–
Total	$ 72,796	$ –

Note 10 – Commitments and Contingencies

The Company leases the foundry and office space under non-cancelable lease agreements. The leases generally provide that we pay the taxes, insurance and maintenance expenses related to the leased assets. Future minimum lease payments for non-cancelable operating leases as of December 31, 2012 were as follows:

2013	$ 54,710
2014	54,710
2015	56,296
2016	57,882
Future minimum lease payments	$ 223,598

Note 11 – Subsequent Events

In connection with the acquisition transaction with EXAD, CI Holdings forgave a total of $324,553 of short-term borrowings. The balance at December 31, 2012 was $317,472 and additional advances of $7,081 were made from January 1, 2013 to May 7, 2013.

During August and September 2013, EXAD received cash of $1,344,500 for the subscription of 1,075,600 shares of common shares in a private offering of securities. Such shares have not been registered under federal or state securities laws, are restricted and may be sold only pursuant to registration or exemptions thereunder.